M-Wave, Inc.

Shares of Series B Convertible Preferred Stock

SUBSCRIPTION AGREEMENT

December 29, 2006
M.A.G. Capital, LLC
Mercator Momentum Fund, LP
Mercator Momentum Fund III, LP
Monarch Pointe Fund, Ltd.
555 South Flower Street, Suite 4200
Los Angeles, California 90071

Ladies and Gentlemen:

M-Wave, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Mercator Momentum Fund, LP ("MMF"), Mercator Momentum Fund III, LP ("MMF III"), and Monarch Pointe Fund, Ltd. ("Monarch" and, together with MMF and MMF III, the "Purchasers"), and M.A.G. Capital, LLC ("MAG") as set forth below.

1.   The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers an aggregate of: (a) 5,000 shares (the "Shares") of its Series B Convertible Preferred Stock (the "Series B Stock"), which shall be convertible into shares (the "Conversion Shares") of the Company's Common Stock (the "Common Stock") in accordance with the formula set forth in the Certificate of Designations further described below. The rights, preferences and privileges of the Series B Stock are as set forth in the Certificate of Designations of Series B Preferred Stock as filed with the Secretary of State of the State of Delaware (the "Certificate of Designations") in the form attached hereto as Exhibit A. The numbers of Conversion Shares that any Purchaser may acquire at any time are subject to limitation in the Certificate of Designations, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company's then outstanding Common Stock. The Purchasers also agree that the number of Conversion Shares that the Purchasers may acquire at any time, together with any other shares of Common Stock held by the Purchasers, in the aggregate, shall not exceed 19.99% of the Company's then outstanding Common Stock without the approval of the stockholders of the Company if such approval is required by the rules and regulations of the Nasdaq Capital Market. The Company shall not record on its stock ledger or permit its transfer agent to record the conversion of any shares of Series B Stock into Conversion Shares in violation of the foregoing limitation and any such attempt to so convert the Series B Stock shall be void

The Shares are sometimes herein referred to as the "Securities." This Agreement, the Certificate of Designations and the Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement") are sometimes herein collectively referred to as the "Transaction Documents."

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

Each Purchaser acknowledges that notwithstanding the terms of the Registration Rights Agreement, the Company may issue the Conversion Shares in unregistered form; provided, however, that the immediately preceding clause shall not affect the obligations of the Company under this Agreement and under Section 2 and Section 3 of the Registration Rights Agreement to file the Registration Statement and to use its best efforts to cause the Registration Statement to become effective with the SEC within the applicable periods described herein or in the Registration Rights Agreement.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC's EDGAR system) to Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the "Disclosure Documents." All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2.   Representations and Warranties of the Company. Except as set forth in the Disclosure Documents and on the Disclosure Schedule contained in Schedules A through D attached hereto and made a part hereof (the "Disclosure Schedule"), the Company represents and warrants to and agrees with Purchasers as follows:

(a)   The Disclosure Documents as of their respective dates did not and will not as of the Closing Date (after giving effect to any updated disclosures therein), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b)   Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the "Subsidiaries"). Except as set forth in the Disclosure Documents or on Schedule A, each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the "Company Capitalization"); except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents or on Schedule C, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c)   The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

(d)   The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Conversion Shares issuable have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Shares in accordance with the terms of the Certificate of Designations, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e)   No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f)   Except as set forth on Schedule D, none of the Company or the Subsidiaries is (i) in material violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(g)   The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the Certificate of Designations or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h)   The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act.

(i)   Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(j)   The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k)   Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l)   Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m)   There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n)   Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(o)   Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p)   None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

(q)   None of the Company or the Subsidiaries or, to the knowledge of any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r)   None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(s)   There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t)   Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

(u)   Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management's authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v)   The Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Transaction Documents.

(w)   The Common Stock is traded on the NASDAQ Capital Market. Except as described in the Disclosure Documents, the Company currently is not in violation of, and subject to approval of the Company's shareholders, the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the NASDAQ Capital Market.

(x)   The Company is eligible to use SB-2 for the resale of the Conversion Shares by Purchasers or their transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares under the securities or "blue sky" laws of any jurisdiction within the United States.

3.   Purchase, Sale and Delivery of the Shares.

(a)   On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and Purchasers agree to purchase from the Company on the Closing Date (as defined below), 5,000 Shares of Series B Stock; provided, however, that the Purchasers shall have no obligation to consummate the transactions contemplated to occur on the Closing Date unless all of the following conditions have been met as of the Closing Date: (i) no Event of Default shall have occurred and remain uncured, (ii) there shall have been no breach by the Company of any covenant under this Agreement, (iii) the Company shall be current in all of its public filings, (iv) the Purchasers shall have received an opinion from the Company's counsel with respect to the authorization of the securities to be issued to the Purchasers and other customary matters, and (v) the Company shall not, after the date of this Agreement have consummated or entered into any agreement to effect a transaction that would be regarded as a liquidation, dissolution or winding up of the affairs of the Company under the Certificate of Designations.

(b)   One or more certificates in definitive form for the Shares that the Purchasers have agreed to purchase, shall be delivered by or on behalf of the Company, against delivery of $500,000, each of the Purchasers and the Company shall deliver the Registration Rights Agreement, duly executed by such party. Such delivery of and payment for the Shares shall be made at the offices of M.A.G., LLC, 555 South Flower Street, Suite 4200, Los Angeles, California 90071, at not later than 5:00 p.m. (Los Angeles Time) on December 29, 2006 (the "Closing"), or at such date as the Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date."

(c)   The proceeds shall be held in a reserve account at the bank currently utilized by the Company and shall be released therefrom only upon a resolution by a majority of the Company's independent directors (as defined in the NASD Manual) that the release of such proceeds (or a portion thereof) is necessary or appropriate under the Company's budget (as approved by the Finance Committee of the Company's Board of Directors).

4.   Certain Covenants of the Company. The Company covenants and agrees with each Purchaser as follows:

(a)   None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b)   The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c)   None of the proceeds of the Series B Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d)   Subject to Section 9 of this Agreement, the Conversion Shares will be traded on the NASDAQ Capital Market, or such market on which the Company's shares are subsequently listed or traded, immediately following the later of (i) their issuance or (ii) declaration of effectiveness of the Registration Statement by the SEC.

(e)   The Company will use commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

(f)   The Purchasers shall have a right of first refusal on any financing in which the Company is the issuer of debt or equity securities between the date of this Agreement and the date of effectiveness of the Registration Statement.

(g)   For so long as any shares of Series B Stock are outstanding, the Company shall not issue any debt or equity securities with rights or preferences superior to those of the Series B Stock with respect to the distribution of assets on any liquidation, dissolution or winding up of the Company.

(h)   Additional Covenants:

(i)   Not less than five business days after the Closing Date, the Company shall prepare and submit to the Purchasers a detailed budget showing all anticipated expenses for the six-month period commencing January 1, 2007. In addition, by noon pacific time of each Monday of each week during which the Series B Stock is outstanding, the Company shall submit to the Purchasers a reconciliation of actual expenses to budgeted expenses for the prior week and the Company shall cause its officers to make themselves reasonably available to the Purchasers to discuss such reconciliation.

(ii)   Except with the prior written consent of the Purchasers, the Company shall not and shall not permit any of its subsidiaries to voluntarily incur any obligation or enter into any contract, agreement or other arrangement that requires a payment by the Company or any of its subsidiaries in excess of, or a series of payments, which in the aggregate exceed, $5,000.

In addition to any other remedy provided under law, if the Company breaches any of the covenants in this Section 4(h), then the Purchasers shall be entitled to cause the Company to repurchase the Series B Stock for cash in immediately payable funds in an amount equal to the original purchase price therefor plus all accrued but unpaid dividends thereon. If the Purchasers so elect to cause the Company to repurchase Series B Stock pursuant to the previous sentence, then the Purchasers shall give a written notice to the Company of such election and the Company shall, within three business days of receipt of such notice, make the payment specified in the previous sentence.

5.   Conditions of the Purchasers' Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

(a)   The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)   None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c)   The Purchasers shall have received an opinion of legal counsel to the Company, with respect to the authorization of the Shares and other customary matters in the form attached hereto as Exhibit C.

6.   Representations and Warranties of the Purchasers.

(a)   Each Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares that it may acquire upon conversion thereof) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares that it may acquire upon conversion thereof) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser's right to sell or otherwise dispose of all or any part of such Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b)   Each Purchaser understands that the Securities (including the Conversion Shares that it may acquire upon conversion thereof) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares that it may acquire upon conversion thereof):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

Further with regard to the Series B Stock, the following legend shall be included:

Additional restrictions on transfer pursuant to agreements exist and are available upon request from the Company.

The legend set forth above may be removed if and when the Conversion Shares are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Shares and the Conversion Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Shares or the Conversion Shares.

(c)   Each Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. Neither Purchaser learned of the opportunity to acquire Shares or any other security issuable by the Company through any form of general advertising or public solicitation.

(d)   Each Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e)   Each Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on the Purchaser under or pursuant to any applicable law or governmental regulation.

(f)   Each Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, or will take, directly or indirectly, any actions designed, or that might reasonably be expected to cause or result in, the destabilization or manipulation of the price of the Common Stock.

(g)   Each Purchaser acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h)   Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to its inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports"). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(i)   Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(j)   Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

7.   Covenants of Purchasers. Purchasers, on behalf of themselves and their affiliates and the permitted assignee of any Conversion Shares hereby covenant and agree not to, directly or indirectly, offer to "short sell", contract to "short sell" or otherwise "short sell" any securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series B Stock.

8.   Termination.

(a)   This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser if at the Closing Date:

(i)   the representations and warranties made by any Purchaser in Section 6 are not true and correct in all material respects; or

(ii)   as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b)   This Agreement may be terminated by any Purchaser by notice to the Company given in the event that (i) the Company shall have failed, refused or been unable to satisfy all material conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or (ii) if after the date of this Agreement but prior to the Closing Date, trading in securities of the Company on the NASDAQ Capital Market shall have been suspended and the Company ceases to be publicly traded.

(c)   This Agreement may be terminated by mutual written consent of all parties.

9.   Registration. The Company shall use its best efforts to prepare and file with the SEC on or prior to the Filing Deadline (as defined below) a Registration Statement covering the resale of the maximum number of Conversion Shares issuable upon conversion of the Shares (collectively, the "Registrable Securities"), for an offering to be made on a continuous basis pursuant to Rule 415 (the "Registration Statement") based on the Conversion Price set forth in the Certificate of Designations. The term "Filing Deadline" means (i) in the event that within 45 days after the Closing Date the Company enters into any agreement (a "Merger Agreement") to effect a merger, reorganization, consolidation, recapitalization, sale of substantial assets or similar transaction, the date that is 45 days after the Company enters into such Merger Agreement, or (ii) in the event that the Company does not enter into a Merger Agreement within 45 days after the Closing Date, the date that is 60 days after the Closing Date. The Company shall use its best efforts to ensure that the Registration Statement is declared effective by the SEC (i) in the event that the Company enters into a Merger Agreement within 45 days after the Closing Date, not later than 150 days after the date the Company enters into such Merger Agreement and (ii) in the event that the Company does not enter into a Merger Agreement within 45 days after the Closing Date, within 60 days of the date the Registration Statement is filed with the SEC.

10.   Event of Default. An "Event of Default" means the Company's failure to: (i) file the Registration Statement with the SEC on or prior to the Filing Deadline (as defined in Section 9 hereof), (ii) maintain trading of the Company's Common Stock on the NASDAQ Small Cap Market or other publicly traded market, or (iii) deliver to Purchasers, or Purchasers' broker, as directed, Common Stock that Purchasers have converted within three (3) business days of such conversions.

11.   Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser or MAG, to the address set forth for such party on the signature page hereto, with a copy to Latham & Watkins, LLP, 633 West Fifth Street, Los Angeles, California 90071, Attention: Justin O’Neill, Esq.

If to the Company:

M-Wave, Inc.
11533 Franklin Avenue, 2nd Floor
Franklin Park, Illinois 60131

Attention: Jeff Figlewicz
Telephone: 630-562-4751
Facsimile: 630-562-1775

with a copy to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue, Floor 19
New York, New York 10017
Attn: Barry I. Grossman
Telephone: 212-370-1300
Facsimile: 212-370-7889

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. (Pacific time) on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. (Pacific time) or on a date that is not a business day. Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

12.   Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until the first anniversary of the Closing.

13.   [Reserved]

14.   Enforcement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Designations, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

15.   Successors. This Agreement shall inure to the benefit of and be binding upon Purchasers, MAG and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

16.   No Waiver; Modifications in Writing. No failure or delay on the part of the Company, MAG or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, MAG or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company, MAG or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, MAG and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, MAG or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

17.   Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof. Disclosure by the Company in any Schedule to this Agreement shall be deemed applicable to all applicable provisions hereof.

18.   Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

19.   APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

20.   Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.   If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Purchasers and MAG.

Very truly yours,

M-Wave, Inc.

By:	/s/ Joseph A. Turek
Name: Joseph A. Turek
Title: President and COO

ACCEPTED AND AGREED:

Mercator Momentum Fund, LP		Mercator Momentum Fund III, LP

By:	M.A.G. Capital, LLC	By:	M.A.G. Capital, LLC
Its:	General Partner	Its:	General Partner

By:		By:
Its:		Its:

M.A.G. Capital, LLC		Monarch Pointe Fund, Ltd.

By:		By:
Its:		Its:

Addresses for Notice:
M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, California 90071
Attention: David Firestone
Facsimile: (213) 533-8285

with copy to:

Justin O’Neill, Esq.
Latham & Watkins LLP
633 West Fifth Street, 40th Floor
Los Angeles, California 90071
Facsimile: (213) 891-8763

Schedule A

Direct and Indirect Subsidiaries of M-Wave, Inc.

M-Wave DBS, Inc., an Illinois corporation (not in good standing)

Schedule B

Company Capitalization

[See the Balance Sheet of the Company set forth in the Form 10-QSB for the period ended September 30, 2006 included in the Disclosure Documents.]

Schedule C

Agreements regarding ownership or disposition of capital stock

None

Schedule D
Violations/Breaches

None

Exhibit A

Certificate of Designations of
Series B Convertible Preferred Stock
of
M-Wave, Inc.

Exhibit B

Registration Rights Agreement

Exhibit C

Form of Legal Opinion

(Delivered to Purchasers at the Closing)

This opinion is furnished to you pursuant to the Subscription Agreement by and among the purchasers signatory thereto (the “Purchasers”), M.A.G. Capital, LLC (“MAG”) and M-Wave, Inc., a Delaware corporation (the “Company”), dated as of December 29, 2006, (the “Subscription Agreement”). This opinion is rendered at the request of the Company. Except as otherwise defined herein, capitalized terms used in this opinion are defined as set forth in the Subscription Agreement.

In rendering this opinion, we have examined originals or copies of the following:

(i)   the documents listed on Exhibit A hereto with respect to the formation, status and/or authority of the Company (the “Authority Documents”);

(ii)   the Transaction Documents executed by the Company; and

(iii)   the certificate of an officer of the Company attached to this opinion as Exhibit B (the “Certificate”).

As to matters of fact, as opposed to matters of law, relevant to this opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of the Certificate and the certificates of public officials listed on Exhibit A. We have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by the Certificate. For purposes of this opinion, we have not undertaken any search of court dockets or records in any jurisdiction.

As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Transaction Documents and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

In rendering this opinion we have made the following assumptions, each without any investigation or independent verification:

        (a)   For all parties other than the Company, we have assumed (i) the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, (ii) the conformity with the originals of all documents, certificates and instruments submitted to us as copies, (iii) the legal capacity to sign of all individuals executing such documents, (iv) the due authorization, execution and delivery of the Transaction Documents and the Authority Documents, as applicable, executed by each such party and the validity and enforceability thereof against such party, (v) that each such party is validly existing, qualified and in good standing in each jurisdiction where qualification is required and has full power, authority and legal right to execute and deliver the Transaction Documents, as applicable, to which it is a signatory and to carry out the transactions contemplated to be performed by it thereunder, (vi) that each such party has complied with any order, rule, regulation or law which may be applicable to such party with regard to any aspect of the transactions contemplated by the Transaction Documents, and that the observance and performance of the provisions contained therein by such other parties will not conflict with or result in a breach of any requirements of law applicable to such party, and (vii) that each of the Transaction Documents constitutes a legal, valid, binding and enforceable obligation of such party, and such party will observe and perform the conditions, covenants, obligations and other liabilities applicable to such party and arising with respect to each document to which such party is a signatory.

          (b)   We have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, or conditions of, or relate to, the transactions contemplated by the Transaction Documents.

          (c)   We have assumed the truth and accuracy of the representations and warranties of the Purchasers and MAG in the Transaction Documents.

Statements in this opinion as to validity, binding effect and enforceability are subject to (i) limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent transfer and other laws of general application (statutory or otherwise) relating to or affecting the enforceability of creditors’ rights, (ii) general principles of equity including, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the invalidity or unenforceability, under certain circumstances, of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to, or with, any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy, (iv) limitations that may exist under federal and state laws or the public policy underlying such laws with respect to rights to indemnity, and (v) limitations that may exist in equity with respect to waiver of rights or defenses.

Our opinions are limited to the laws of the State of New York, Delaware corporate law and the federal law of the United States and we do not express any opinion as to the laws of any other state or jurisdiction or what effect, if any, laws of other jurisdiction may have upon our opinions expressed herein under conflicts of law principles or otherwise. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

Our opinions set forth below are subject to the following qualifications:

A.   We express no opinion as to the enforceability of (i) the choice of California law under the Transaction Documents in an action in a Federal Court or state court outside of the State of New York and (ii) any consent to subject matter jurisdiction of any Federal court.

B.   We express no opinion as to the requirements of, effects of, or any entity’s compliance with laws or regulations related to (i) environmental or hazardous substance laws, rules or regulations, (ii) land use or zoning laws, ordinances, regulations or restrictions, (iii) antitrust and unfair competition laws, (iv) fiduciary duty laws, (v) pension and employee benefit laws, (vi) labor laws, (vii) building codes, (viii) landlord/tenant laws, (ix) the Americans With Disabilities Act, and (x) tax laws, or any related regulations, except as specifically set forth herein.

C.   In addition to the exceptions and limitations above, we advise you that certain provisions of the Transaction Documents may be further limited or rendered unenforceable by applicable law, rules, regulations, court decisions and constitutional requirements in and of the State of New York, California or the United States; provided that the qualification expressed in this sentence will not render the Transaction Documents invalid as a whole or make the remedies afforded by the Transaction Documents inadequate for the practical realization of the rights or benefits provided by the Transaction Documents, except for the economic consequences of any judicial, administrative or other procedural delay which may be imposed by, relate to, or result from such laws, rules, regulations, decisions or constitutional requirements.

Based upon and subject to the foregoing, we are of the opinion that:

(i)   Based solely on the Authority Documents, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and to conduct its business.

(ii)   The Company has the corporate power to execute, deliver and perform the Transaction Documents, including the Exhibits, thereto. The Transaction Documents have been duly authorized by all requisite corporate action by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

(a)   As of the date hereof, in accordance with its Certificate of Incorporation on file with the Secretary of State of the State of Delaware, the authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock and 200,000,000 shares of Common.

(b)   The shares of the Company's Series B Stock have been duly authorized and, upon issuance, delivery, and payment therefor as described in the Subscription Agreement, will be validly issued, fully paid and non-assessable.

(c)   The shares of the Company’s Common Stock initially issuable upon conversion of the shares of Series B Stock sold have been duly authorized and reserved for issuance and, upon issuance and delivery upon conversion of the Series B Stock as described in the Certificate of Designations, will be validly issued, fully paid and non-assessable.

(iii)   The Company's execution and delivery of the Transaction Documents and the issue and sale of the Series B Stock, on the terms and conditions set forth in the Subscription Agreement, will not violate any law of the United States or the General Corporation Law of the State of Delaware, or, to our knowledge, any rule or regulation of any governmental authority or regulatory body of the United States or the State of Delaware or any provision of the Company's Certificate of Incorporation or Bylaws.

(iv)   To our knowledge, no consent, approval, order or authorization of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Series B Stock pursuant to the Transaction Documents, except such as have been obtained or made and such as may be required under applicable federal and/or state securities laws.

(v)   On the assumption that the representations of the Purchasers and MAG in the Subscription Agreement are correct and complete, the offer and sale of the Series B Stock pursuant to the terms of the Subscription Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and under such securities laws as they presently exist, the issuance of the Company's Common Stock upon conversion of the Series B Stock by the Purchasers and MAG would also be exempt from such registration requirements.

This opinion is furnished to the Purchasers and MAG for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.